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                                                                    Exhibit 99.1

(NORTHERN BORDER PARTNERS, L.P. LOGO)                    News
                                                         Release

                                                         13710 FNB Parkway
                                                         Omaha, NE 68154-5200

                                                         For Further Information
                                                         Contact:

                                                         Media Contact:
                                                         Beth Jensen
                                                         (402) 492-3400

                                                         Investor Contacts:
                                                         Ellen Konsdorf
                                                         (877) 208-7318


NORTHERN BORDER PARTNERS, L.P. INCREASES 2004
EARNINGS GUIDANCE AND ANNOUNCES UNIT PURCHASE

FOR IMMEDIATE RELEASE:  Tuesday, January 4, 2005

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) today announced that it is increasing its 2004 earnings guidance based on the Partnership's current expectations.

         Northern Border Partners now expects 2004 net income to be in the range of $141 million to $144 million or $2.81 to $2.87 per unit. Earnings before interest, taxes, depreciation and amortization (EBITDA) is now anticipated to be approximately $359 million to $366 million. Distributable cash flows (DCF) are expected to be $198 million to $203 million or $4.04 to $4.15 per unit. Ranges for net income, EBITDA, and DCF increased from previous expectations by approximately $6 million, $9 million, and $14 million, respectively.

         Included in expected 2004 results is an after-tax gain of $3.4 million or $0.07 per unit, from the sale of the Partnership's 36% interest in the Gregg Lake/Obed Pipeline in Alberta, Canada. The Partnership sold its interest in this non-strategic system in mid-December for approximately $14.8 million. Other items affecting 2004 anticipated results include favorable pricing of natural gas and natural gas liquids in the Williston Basin; accounting for financing costs; and adjustments to reserves made in the normal course of business.

         The Partnership is not changing its guidance for 2005, which was announced along with its third quarter results in October 2004. In October, the Partnership said it expected 2005 net


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income to be in the range of $126 million to $131 million ($2.50 to $2.60 per unit). EBITDA was anticipated to be approximately $345 million to $355 million. Distributable cash flows for 2005 were expected to be $174 million to $182 million or $3.50 to $3.70 per unit.

         The Partnership also announced a repurchase program by Northern Plains Natural Gas Company, one of its general partners. Northern Plains will purchase from time to time in the open market, up to 10,000 common units of the Partnership to satisfy obligations under an employee benefit plan. Northern Plains expects to begin repurchasing units as early as January 10, 2005. The dates of any actual purchases will depend on market conditions.

       The Partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to other companies'. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Reconciliations of projected EBITDA to projected net income and computations of projected DCF for 2004 and 2005 are attached to this release.

       Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include final accounting determinations that cause our actual results to differ from current estimates included herein; natural gas development in the Western Canadian Sedimentary Basin; competitive conditions in the overall natural gas and electricity markets; our ability to market pipeline capacity on favorable terms; performance of contractual obligations by the shippers; our ability to recover costs in pipeline rates relating to the settlement with the Fort Peck Tribes on rights-of-way and tax issues; prices of natural gas and natural gas liquids; the rate of development, gas quality, and competitive conditions in gas fields near the Partnership's natural gas gathering systems in the Powder River and Williston Basins and its investments in the Powder River and Wind River Basins; our ability to renegotiate gathering contracts with producers; regulatory actions and receipt of expected regulatory clearances; renewal of the coal slurry transportation contract under favorable terms and preparation for a possible temporary shutdown of the coal slurry pipeline; any costs related to changes in the systems and services currently provided to us by Enron Corp. and CrossCountry Energy and their affiliates; actions by rating agencies; our ability to complete acquisitions or growth projects and their future performance; timely receipt of right-of-way, regulatory clearances and approval for the expansion projects; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.


                                     ######

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                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (Unaudited: In millions)

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2004 AND PROJECTED 2005

                                                                Projected 2004                          Projected 2005
                                                      ------------------------------------    ------------------------------------
                                                            Low                 High                Low                 High
                                                      ----------------    ----------------    ----------------    ----------------
EBITDA                                                           $359                $366                $345                $355
Minority Interest                                                ($48)               ($49)               ($48)               ($49)
Interest Expense, Net                                            ($77)               ($79)               ($80)               ($84)
Depreciation and Amortization Expense                            ($86)               ($87)               ($86)               ($87)
Income Taxes                                                      ($8)               ($10)                ($4)                ($5)
                                                      ================    ================    ================    ================
Net Income*                                                      $141                $144                $126                $131
                                                      ================    ================    ================    ================

*The reconciliations of EBITDA and Net Income do not total due to use of ranges for the various components of the reconciliation.

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2004 AND PROJECTED 2005

                                                                Projected 2004                          Projected 2005
                                                      ------------------------------------    ------------------------------------
                                                            Low                 High                Low                 High
                                                      ----------------    ----------------    ----------------    ----------------
EBITDA (from above)                                              $359                $366                $345                $355
Interest Expense, Net                                            ($77)               ($79)               ($80)               ($84)
Maintenance Capital                                              ($19)               ($23)               ($30)               ($35)
Distributions to Minority Interest                               ($61)               ($62)               ($56)               ($58)
Other                                                             ($2)                ($4)                ($2)                ($3)
                                                      ================    ================    ================    ================
Distributable Cash Flow**                                        $198                $203                $174                $182
                                                      ================    ================    ================    ================

Distributable Cash Flow (from above)                             $198                $203                $174                $182
Distributions to General Partners                                  11                  11                  11                  11
                                                      ----------------    ----------------    ----------------    ----------------
Distributable Cash Flow to Limited Partners                      $187                $192                $163                $171
                                                      ================    ================    ================    ================
Distributable Cash to Limited Partners per Unit                 $4.04               $4.15               $3.50               $3.70
                                                      ================    ================    ================    ================

**The reconciliations of EBITDA and Distributable Cash Flow do not total due to use of ranges for the various components of the reconciliation.